Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Relations Contact:
Michael J. Rockenbach
Executive Vice President &
Chief Financial Officer
(714) 513-8213
mike.rockenbach@emulex.com

EMULEX ANNOUNCES REPURCHASE
OF $93.9 MILLION IN CONVERTIBLE NOTES

COSTA MESA, Calif., September 24, 2003 – Emulex Corporation (NYSE: ELX), the world’s leading supplier of storage networking host bus adapters (HBAs), announced today that it has repurchased additional convertible subordinated notes at a discount to face value and announced that its Board of Directors has expanded the Company’s repurchase program to include the repurchase of all of its convertible subordinated notes and extend the entire program to June 2005. The combined program authorizes the repurchase of up to four million shares of common stock and the repurchase of all convertible subordinated notes. The repurchase program authorizes Emulex to make repurchases in the open market or through privately negotiated transactions, with the timing and terms of any purchases to be determined by management based upon market conditions. The repurchase program extends through June of 2005, but may be terminated at any time at Emulex’s discretion.

In August 2003, Emulex repurchased approximately $93.9 million of its convertible subordinated notes at a discount to face value, spending approximately $87.3 million. The resulting net pre-tax gain of approximately $4.7 million from the repurchase of the convertible subordinated notes will be reported in Emulex’s GAAP financial statements for the first quarter of fiscal 2004. This gain will be excluded from non-GAAP results for the same period.

Emulex Announces Repurchase of $93.9 Million in Convertible Notes
September 24, 2003

To date, the Company has repurchased approximately $230 million of its convertible subordinated notes resulting in a total net pre-tax gain of approximately $33.4 million, leaving convertible subordinated notes outstanding with a face value of approximately $115 million. In addition, the Company has bought back one million of the four million shares of common stock authorized under the repurchase program.

     “During the fiscal year ended June 29, 2003, Emulex strengthened its balance sheet by generating approximately $107 million in cash from operations, resulting in cash, cash equivalents, restricted cash and investments of over $620 million at year end,” said Paul Folino, Emulex Chairman and Chief Executive Officer. “This expanded repurchase program, combined with Emulex’s strong operating cash flow, provides us with the opportunity to increase shareholder value through repurchases while continuing to maintain a strong balance sheet.”

About Emulex

     Emulex Corporation, which was named one of Forbes Magazine’s 25 Fastest Growing Technology Companies in 2002, is the world’s largest supplier and developer of storage networking host bus adapters. The American Electronics Association also recently named Emulex “Outstanding Public Company” for 2002.

     The Emulex product families are based on internally developed ASIC, firmware and software technologies spanning both Fibre Channel and IP networking protocols, and offer customers high performance, scalability, flexibility and reduced total cost of ownership. The company’s products have been selected by the world’s leading server and storage providers, including Dell, EMC, Fujitsu Siemens, Groupe Bull, HP, Hitachi Data Systems, IBM, NEC, Network Appliance, StorageTek and Unisys. In addition, Emulex includes industry leaders Brocade, Computer Associates, Intel, McDATA, Microsoft and VERITAS among its strategic allies.

     Via a joint development agreement, Emulex and Intel are pioneering the industry’s first storage processors for Serial ATA, Serial Attached SCSI and Fibre Channel interfaces within a single architecture. Emulex markets to OEMs and end users through its own worldwide selling organization, as well as its two-tier distribution partners, including ACAL, Avnet, Bell

Emulex Announces Repurchase of $93.9 Million in Convertible Notes
September 24, 2003

Microproducts, Info-X, Netmarks, Tech Data, TidalWire and Tokyo Electron. Corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at www.emulex.com.

EMULEX | We network storage

Note Regarding Non-GAAP Financial Information: Certain portions of this press release reference non-GAAP financial information. Such non-GAAP information is presented in order to enable meaningful period-to-period comparisons and to facilitate better focus on Emulex’s core operating results. You should not rely exclusively on the non-GAAP financial information contained in this press release in evaluating Emulex’s financial condition and performance. Instead, such non-GAAP information should be considered along with our GAAP (generally accepted accounting principles) financial information contained in this release and in our public filings in order for you to have a complete picture of our financial results for the periods in question.

``Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the fact that the economy generally, and the technology and storage segments specifically, have recently been in a state of uncertainty making it difficult to determine if past experience is a good guide to the future and making it impossible to determine if markets will grow or shrink in the short term. Recently, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that has also pressured the storage networking market that is the mainstay of the Company’s business. A prolonged downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payment; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer product platforms; possible transitions from board level to application specific computer chip solutions for selected applications; a shift in unit product mix from high-end to midrange products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s dependence on foreign sales; the effect of the Company’s stock price on stock compensation charges; and the effect of acquisitions, changes in tax rate or changes in accounting standards. These and other factors, which could cause actual results to differ materially from those in the forward-looking statements, are also discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q.